UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2026

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMCI	The NASDAQ Global Select Market
Depositary Shares, each representing a 1/20th interest in a share of 7.00% Series A Mandatory Convertible Preferred Stock, $0.001 par value per share	SMCIP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On October 14, 2026, the Board of Directors of Super Micro Computer, Inc. (the “Company”) appointed Mark Long as Chief Financial Officer of the Company, effective immediately, at which time David Weigand ceased serving in that role.

Mr. Long, age 59, has served since 2019 as a principal of Prime Impact Capital, LLC, an early-stage investment and advisory firm. From 2020 to 2023, he also served as Co-Chief Executive Officer and Chief Financial Officer of Prime Impact Acquisition I, a publicly listed special purpose acquisition company focused on technology sector opportunities. Previously, Mr. Long served as Chief Financial Officer of Western Digital Corporation, a publicly listed data storage company, from 2016 to 2019, and as its Chief Strategy Officer from 2015 to 2019. Mr. Long holds a Juris Doctor and a Master of Business Administration from the University of Michigan.

There are no arrangements or understandings between Mr. Long and any other person pursuant to which he was selected as Chief Financial Officer, no family relationships between Mr. Long and any director or executive officer of the Company, and no transactions involving Mr. Long requiring disclosure under Item 404(a) of Regulation S-K.

Employment Arrangement

In connection with his appointment, the Company entered into an employment offer letter with Mr. Long, which provides for an annual base salary of $725,000 and a sign-on bonus of $500,000, subject to prorated repayment if he leaves the Company before completing two years of employment.

Mr. Long will receive a guaranteed annual cash bonus of $500,000, payable monthly or quarterly, and will be eligible for an additional annual performance-based cash bonus ranging from $225,000 to $725,000, with the applicable terms to be determined. He will also be eligible for an annual special bonus in the form of restricted stock units based on Company performance and individual achievement. Mr. Long is expected to receive, subject to approval of the Compensation Committee of the Board, an initial award of 120,000 restricted stock units and an option to purchase 150,000 shares of the Company’s common stock, each vesting over a four-year period, subject to continued employment and the terms of the applicable equity plan and award agreements.

Mr. Long’s employment is at will, and he will be eligible to participate in the benefit programs generally available to the Company’s full-time employees.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: October 15, 2026	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board